                                    EX-10.43

        THE SECURITIES REPRESENTED BY THIS OPTION MAY NOT BE OFFERED FOR
            SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN
        EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF
           1933 (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM THE ACT.

                     VOID AFTER 3:30 P.M., NEW YORK TIME, ON
                THE FACE EXPIRATION DATE, AS DEFINED HEREINBELOW,
                  OR SUCH LATER DATE AS MAY BE SPECIFIED HEREIN

                                       Option to Purchase
                                       Shares of Common Stock
                                      .003125 Par Value (Subject to Adjustment)


                         OPTION TO PURCHASE COMMON STOCK

                             PURO WATER GROUP, INC.

This is to Certify That, FOR TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, THE TRUST UNDER ARTICLE 16 OF THE WILL OF W. PALMER DIXON, FOR THE BENEFIT OF PALMER DIXON c/o Peter T. Dixon of East 79th Street, New York, New York 10021-0202 ("Palmer Trust"), THE TRUST UNDER ARTICLE 16 OF THE WILL OF
W. PALMER DIXON, FOR THE BENEFIT OF PETER T. DIXON, c/o Peter T. Dixon of 79 East 79th Street, New York, New York 10021-0202 ("Peter Trust") and PETER T. DIXON, 79 East 79th Street, New York, New York 10021-0202 (collectively referred to as "Optionee" unless the context requires otherwise), is entitled to purchase, subject to the provisions of this Option, from PURO WATER GROUP, INC., a corporation duly organized under the laws of the State of Delaware and having a principal place of business at 56-45 58th Street, Maspeth, New York 11378 (the "Company"), at any time on or after the date hereof and not later than the date which is Four (4) years and nine (9) months following the date hereof

(hereinafter the "Face Expiration Date") (or such later date as may be specified herein), that number of shares of common voting stock of the Company, $.003125 par value (unless the Reverse Split (defined below) is implemented, in which case the par value shall be $.0063) ("Common Stock"), as set forth in Section (d) hereinbelow, at a total and aggregate purchase price per share equal to the price at which the shares of Common Stock are offered at an initial public offering less the underwriter's discount or commission with respect thereto (hereinafter the "IPO Price"). The number of shares of Common Stock to be received upon the exercise of this Option may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Shares" or "Option Stock" and the exercise price of this Option is hereinafter sometimes referred to as the "Exercise Price".

     (a) Exercise of Option. This Option may be exercised within the limitations set forth in this paragraph at any time or from time to time on or after the date hereof; provided, however, that this Option may not be exercised later than the Face Expiration Date (or such later date as may be specified hereinafter). This Option may be exercised by presentation and surrender hereof to the Company at the address set forth hereinbelow and accompanied by payment of the Exercise Price, together with all federal or state taxes applicable upon such exercise. After the Face Expiration Date (or such later date as may be specified herein), this Option shall be null, void and of no further force or effect. Upon receipt by the Company of this Option in proper form for exercise, the Optionee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the stock transfer books of the

Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Optionee.

     (b) Loss or Destruction of Option. The term "Option" as used herein includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute the same contractual obligation on the part of the Company, whether or not this Option so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (c) Rights of the Optionee. The Optionee shall not, solely by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Optionee hereunder are limited to those expressed in this Option and are not enforceable against the Company except to the extent set forth herein.

     (d) Shares Available Hereunder.

          (1) Number Shares Pursuant to Option. The Optionee shall be entitled to receive One Hundred Thousand (100,000) shares of the issued and outstanding Common Stock of the Company (herein referred to as the "Face Amount" of this Option) provided, however, that in the event that the Company implements a reverse stock split (the "Reverse Split") pursuant to which holders of the Common Stock would own .4928 shares for each share owned prior to the Reverse

Split, then optionee shall be entitled to receive 49,284 shares. In such event, the exercise price shall remain unchanged, i.e. shall be equal to the IPO Price.

          (2) Determination of Date of Issue. In case the Company shall make a record of any holder of any Common Stock for the purpose of entitling such holder (i) to receive a dividend or other distribution payable in Common Stock or in other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (e) Reclassification, Reorganization or Merger.

          In the case of any reclassification, or capital reorganization (other than a change in par value, or as a result of an issuance of Common Stock by way of stock dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section (e)(l) shall similarly apply to successive reclassifications, capital reorganizations and exchanges of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (d)(1) hereof.

     (f) Nontransferability. This Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon this Option shall be null and void and without effect.

     (g) Transfer to Comply with the Securities Laws.

          Neither this Option nor the Option Stock or any other security issued or issuable upon exercise of this Option may be offered or sold except in conformity with the Act as it may be applicable.

     (h) Purchase for Investment. The Company and the Optionee agree, acknowledge and affirm that this Option is being purchased and the Option Stock will be purchased, if at all, for investment only and not for resale or other distribution.

     (i) Applicable Law. This Option shall be governed by, and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law.

     (j) Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this agreement shall be in writing and shall be considered as properly given or made if sent by courier service or if transmitted by any telecommunication device (e.g. telex or facsimile) and addressed or sent to the respective parties' addresses specified below. Any party may change its address by giving notice in writing to the other parties of its new address.

To the Company:          PURO WATER GROUP, INC.
                         56-45 58th Street
                         Maspeth, New York 11378
                         Attn:  Mr. Jack C. West, Co-President
                                Mr. Scott Levy, Co-President
                         Tel. (718) 326-7000
                         Fax. (718) 894-8357

To any Optionee:         c/o Peter T. Dixon
                         East 79th Street
                         New York, New York 10021-0202
                         Tel. (212) 737-1268
                         Fax.(212)737-1268

                         Lev, Berlin & Dale, P.C.
in each case with        535 Connecticut Avenue
        a copy to:       Norwalk, CT 06854
                         Attn:  Duane L. Berlin, Esquire
                         Tel. (203) 838-8500
                         Fax. (203) 854-1652

     (k) Jurisdiction: Service of Process. The parties hereby consent to submit themselves to the jurisdiction of the United States District Court for the Southern District of New York and the Courts of the State of New York in connection with any disputes which may arise hereunder. The parties hereby consent to service of process in the State of New York and designate the Secretary of State of the State of New York as their agent for such service. Such submission to jurisdiction and consent to service of process is nonexclusive of any other jurisdiction or manner of service in which or by which personal jurisdiction over the parties may be obtained.



                                       PURO WATER GROUP, INC.



                                       By: /s/ Jack C. West
                                           -------------------------------
                                           Jack C. West
                                           Its President


                                       PURO WATER GROUP, INC.



                                       By: /s/ Scott Levy
                                           -------------------------------
                                           Scott levy
                                           Its Chief Executive Officer



                                       OPTIONEE
                                       THE TRUST UNDER ARTICLE 16 OF
                                       THE WILL OF W. PALMER DIXON,
                                       FOR THE BENEFIT OF PALMER DIXON



                                       By: /s/ Peter T. Dixon
                                           -------------------------------
                                           Peter T. Dixon, Duly Authorized

                                       THE TRUST UNDER ARTICLE 16 OF
                                       THE WILL OF W. PALMER DIXON, FOR
                                       THE BENEFIT OF PETER T DIXON


                                       By /s/ Peter T. Dixon
                                          --------------------------------
                                          Peter T. Dixon, Duly Authorized



                                       /s/ Peter T. Dixon
                                       --------------------------------
                                       Peter T. Dixon

Dated: November 9, 1996


                                        8